UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021 (July 15, 2021)

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China	100176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-87227366

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, the board of directors (the “Board”) of Shineco, Inc. (the “Company”) appointed Jennifer Zhan as the Chief Executive Officer, effective immediately. Ms. Zhan replaces Ms. Ou Yang, whose termination was previously announced on July 12, 2021. Ms. Zhan was also appointed as an executive director of the Board, effective July 14, 2021.

Ms. Jennifer Zhan, age 33, was a founding partner of Tian ‘Ang capital Beijing Investment Management Co., Ltd., a private equity investment firm, since January 2018. Ms. Zhan was mainly responsible for the firm’ daily operation, team building, business expansion, and its private equity investment in the medical and health field. From December 2017 to December 2018, Ms. Zhan served as Vice President of CEB International, an investment company under China Everbright Bank. She was responsible for daily operation and management, established good cooperative relationships with top domestic and foreign investment banks such as Goldman Sachs, JPMorgan Chase, Guotai Junan, SDIC China Merchants, Sequoia Capital, and established venture capital funds in cooperation with Shandong Yantai and other local governments. From January 2015 to November 2017, Ms. Zhan was Deputy Director of Financial Law Division at Jingshi Law Firm, one of the top five law firms in China with 2,000 practicing lawyers. From January 2010 to December 2014, Ms. Zhan served as Chief Business Officer of Greater China at Japan Mitsubishi Japan Machinery Co., Ltd. Ms. Zhan obtained her bachelors’ degree in Business Administration from Beijing Foreign Studies University in 2010 and is studying in the executive MBA program at ESC PAU Pau Business School, France.

On July 15, 2021, the Company and Ms. Zhan entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Zhan will be compensated at a rate of $60,000 per annum. The Employment Agreement contains customary confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no family relationships between Ms. Zhan and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Ms. Zhan and any other person pursuant to which Ms. Zhan was appointed as the Chief Executive Officer of the Company. To the best knowledge of the Company, neither Ms. Zhan nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Employment Agreement dated July 15, 2021 by and between Shineco, Inc. and Jennifer Zhan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.

July 16, 2021	By:	/s/ Yuying Zhang
Yuying Zhang
Chairman